EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours



VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours



Mail

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope



VOTE

VOTE IN PERSON
Attend Shareholder Meeting
4550 Montgomery Avenue,
Suite 1000N
Bethesda, MD 20814
on October 31, 2014

Please detach at perforation before mailing.

PROXY **CALVERT VARIABLE PRODUCTS, INC.** **PROXY**

SPECIAL MEETING OF SHAREHOLDERS to be held October 31, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned, revoking previous proxies, hereby appoint(s) William M. Tartikoff, Esq., Ivy Wafford Duke, Esq., Lancelot A. King, Esq. and Andrew K. Niebler, Esq. and each of them separately, true and lawful attorneys with full power of substitution of each, and hereby authorizes them to represent and to vote all shares that the undersigned is entitled to vote or that are attributable to a variable annuity contract or variable life insurance policy owned by the undersigned at the Special Meeting of Shareholders of Calvert VP Inflation Protected Plus Portfolio, each a series of Calvert Variable Products, Inc., to be held in the Tenth Floor Conference Room of Calvert Investments, Inc., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Friday, October 31, 2014, at 9:00 a.m. Eastern Time, and at any adjournment thereof (the "Meeting") as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Meeting.

Receipt of the Notice of Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. IF NO SPECIFICATIONS ARE MADE FOR THIS PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date

CAL_XXXXX_XXXXXX

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Calvert Variable Products, Inc. Shareholder Meeting to Be Held on October 31, 2014. The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization (the "Reorganization Plan"), providing for the transfer of all the assets of Calvert VP Inflation Protected Plus Portfolio, a series of Calvert Variable Products, Inc., to Calvert VP Investment Grade Bond Index Portfolio, a series of Calvert Variable Products, Inc., in exchange for shares of the Calvert VP Investment Grade Bond Index Portfolio. The Reorganization Plan also provides for distribution of these shares of the Calvert VP Investment Grade Bond Index Portfolio to the holders of Calvert VP Inflation Protected Plus Portfolio in liquidation and subsequent termination of the Calvert VP Inflation Protected Plus Portfolio.	☐	☐	☐

2. To consider and act upon any other business that may properly come before the Meeting.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CAL_XXXXX_XXXXXX